Registration No. 33-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          Registration Statement
                                   under
                        The Securities Act of 1933


                             TOLL BROTHERS, INC.
          (Exact Name of Registrant as Specified in Its Charter)


             Delaware                               23-2416878
(State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

    3103 Philmont Avenue, Huntingdon Valley, PA                   19006
(Address of Principal Executive Offices)                       (Zip Code)


       Toll Brothers, Inc. Key Executives and Non-Employee Directors
                   Stock Option Plan (1993), as amended
                         (Full Title of the Plan)


                              Robert I. Toll
                           Chairman of the Board
                        and Chief Executive Officer
                            Toll Brothers, Inc.
                           3103 Philmont Avenue
                   Huntingdon Valley, Pennsylvania 19006
                  (Name and Address of Agent For Service)

                            (215) 938-8000
       (Telephone Number, Including Area Code, of Agent For Service)

                               Copies to:

                         Mark K. Kessler, Esquire
                    Wolf, Block, Schorr and Solis-Cohen
                        12th Floor Packard Building
                     Philadelphia, Pennsylvania 19102
                              (215) 977-2000

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                           Proposed    Proposed
                                           Maximum     Maximum
                            Amount         Offering    Aggregate  Amount of
Title of Securities         to be          Price Per   Offering   Registration
to be Registered            Registered     Share(1)    Price(1)   Fee(1)

Common Stock,
$.01 par value              1,200,000(2)   $15.875    $19,050,000   $6,568.97

______________________________________________________________________________


(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 13, 1995.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Toll Brothers, Inc. (the
"Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Registration Statement by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1994, that contains audited financial statements for the Registrant's latest fiscal year.

    (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1995 and April 30, 1995.

    (c)  The description of the Registrant's common stock, par value
$.01 per share (the "Common Stock"), contained in a Registration Statement filed by the Registrant to register such securities under the Exchange Act, including all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Experts.

    The consolidated financial statements and schedule of Toll
Brothers, Inc. appearing in Toll Brothers, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Under Section 145 of the Delaware General Corporation Law, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court or when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by shareholders) and subject to certain limitations (including, unless otherwise determined by the proper court, when such officer or director is adjudged liable to the Registrant), against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Article Six of the Registrant's Restated Certificate of
Incorporation, as amended, provides in general that the officers and directors of the Registrant have a contract right to be indemnified for all expenses, liability and loss from any action, suit or proceeding, whether civil, criminal, administrative or investigative (and, in certain circumstances, to be paid in advance for expenses incurred, in their capacity as an officer or director, in defending any such proceeding) to the fullest extent authorized by the Delaware General Corporation Law (including any amendments to such law if such amendments provide broader indemnification rights); provided, however, that the Registrant shall indemnify an officer or director seeking indemnity in connection with a proceeding instituted by such person only if such proceeding was authorized by the Board of Directors of the Registrant.

    Article VII of the Registrant's By-laws provides that the Registrant has the power to indemnify officers and directors of the Registrant against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent permitted by law. The officers and directors of the Registrant also have the right, in certain circumstances, to be paid in advance for expenses incurred in connection with any such proceedings. Article VII of the By-laws further permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a officer or director of the Registrant against any liability asserted against him or her and incurred by him or her or in such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under law. The Registrant has not purchased directors and officers liability insurance.

    Section 2 of the Registrant's Key Executives and Non-Employee
Directors Stock Option Plan (1993), as amended (the "1993" Plan"), provides that each member of the Board of Directors and of the "Committee" shall be entitled, without further act on his or her part, to indemnity from the Registrant for all expenses reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding with respect to the administration of the 1993 Plan or the granting of options or awards under it in which he or she may be involved by reason of his or her being or having been a member of the Board of Directors or the Committee, whether or not he or she continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the Committee: (i) in respect of matters as to which he or she shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Registrant on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he or she shall have offered the Registrant in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. "Committee" is defined in the 1993 Plan to mean a Stock Option Committee, composed of two or more members of the Board of Directors, or the Board of Directors in its administrative capacity with respect to the 1993 Plan.

Item 7.  Exemption from Registration Claimed.

    None.

Item 8.  Exhibits.

    The following exhibits are filed as part of this registration statement:

    4.1       Toll Brothers, Inc. Key Executives and Non-Employee
              Directors Stock Option Plan (1993) (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8K filed with the Securities and Exchange Commission on May 25,
              1994).

    4.2 Amendment to the Toll Brothers, Inc. Key Executives and Non-Employee Directors Stock Option Plan (1993) (Incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995).

    5         Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen
              re: legality.

    23.1      Consent of Ernst & Young LLP, independent auditors.

    23.2      Consent of Wolf, Block, Schorr and Solis-Cohen (contained in
              Exhibit 5).

    24 Powers of Attorney (included on signature page in Part II of the Registration Statement).


Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES AND POWERS OF ATTORNEY

    The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Morland, Commonwealth of Pennsylvania, on June 8, 1995.

                             TOLL BROTHERS, INC.


                             By: /s/ Robert I. Toll
                                  Robert I. Toll
                                  Chairman



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Toll, Bruce E. Toll, Joel H. Rassman and Joseph R. Sicree and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                    Title                           Date


/s/ Robert I. Toll        Chairman of the Board;              June 8, 1995
Robert I. Toll            Chief Executive Officer
                          (Principal Executive Officer)


/s/ Bruce E. Toll         Director                            June 8, 1995
Bruce E. Toll

/s/ Zvi Barzilay          Director                            June 8, 1995
Zvi Barzilay


/s/ Robert S. Blank       Director                            June 8, 1995
Robert S. Blank



/s/ Richard J. Braemer    Director                            June 8, 1995
Richard J. Braemer


/s/ Roger S. Hillas       Director                            June 8, 1995
Roger S. Hillas


/s/ Carol B. Marbach      Director                            June 8, 1995
Carl B. Marbach


/s/ Paul E. Shapiro       Director                            June 8, 1995
Paul E. Shapiro



/s/ Joel H. Rassman       Senior Vice President,              June 8, 1995
Joel H. Rassman           Treasurer and Chief Financial
                          Officer (Principal Financial
                          Officer)


/s/ Joseph R. Sicree      Chief Accounting Officer            June 8, 1995
Joseph R. Sicree          (Principal Accounting Officer)